EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 135D,
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Anna M. Williams, Chief Financial Officer of HKN, Inc. (the “Registrant”), certify that:

4.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A and the annual report on Form 10-K originally filed on February 18, 2010 (collectively, the “Annual Report”) of the Registrant;

5.
Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

6.	Not applicable.

5.	Not applicable.

6.	Not applicable.

Date: April 14, 2010	By:	/s/ Anna M. Williams
Anna M. Williams
Senior Vice President and
Chief Financial Officer